SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                     ----------------------------------


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                               June 11, 2002

              Date of report (date of earliest event reported)


                           QUADRAMED CORPORATION

             (Exact Name of Registrant as Specified in Charter)


      Delaware                 0-21031                     52-1992861
------------------------------------------------------------------------------
 (State or Other         (Commission File Number)        (IRS Employer
  Jurisdiction                                           Identification No.)
 of Incorporation)


               22 Pelican Way, San Rafael, California, 94901

                  (Address of Principal Executive Offices)


                               (415) 482-2100

            (Registrant's telephone number, including area code)




ITEM 5.    Other Items.

On June 11, 2002, QuadraMed Corporation and its wholly owned subsidiary QuadraMed Operating Corporation entered into a stock purchase agreement with Gregory A. Schuenke for the purchase of all of the issued and outstanding capital stock of Pharmacy Data Systems, Inc., a pharmacy, nursing, and physician information software business. The purchase price was equal to $10,700,000 and the transaction closed on June 11, 2002. A copy of the stock purchase agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the press release announcing the transaction is filed as Exhibit 99.1.


ITEM 7.  Exhibits.

     Exhibit No.      Description

     10.1 Stock Purchase Agreement by and among, QuadraMed Operating Corporation, as Buyer, Quadramed
                      Corporation, as Guarantor, and Gregory A. Schuenke, as Seller, dated June 11, 2002.

     99.1 QuadraMed Press Release, dated June 12, 2002 entitled, "QuadraMed Acquires Pharmacy Data Systems."


                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: June 20, 2002                      By: /s/ Michael H. Lanza
                                             -----------------------------------
                                            Michael H. Lanza
                                            Executive Vice President and
                                              Corporate Secretary



                                                             EXECUTION COPY



                                EXHIBIT 10.1






                             PURCHASE AGREEMENT

                              FOR THE STOCK OF

                        PHARMACY DATA SYSTEMS, INC.

                                dated as of

                               June 11, 2002

                                by and among

                      QUADRAMED OPERATING CORPORATION,

                                 as Buyer,

                           QUADRAMED CORPORATION,

                                as Guarantor

                                    and

                            GREGORY A. SCHUENKE

                                 as Seller



                                                             EXECUTION COPY



                                                 Table of Contents


ARTICLE 1 DEFINITIONS.............................................................................................5
   Section 1.01 Definitions.......................................................................................5

ARTICLE 2 PURCHASE AND SALE......................................................................................10
   Section 2.01 Purchase and Sale................................................................................10
   Section 2.02 Time and Place of Closing........................................................................10

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER...............................................................11
   Section 3.01 Organization, Standing and Corporate Power.......................................................11
   Section 3.02 Authority; Noncontravention......................................................................11
   Section 3.03 Capital Structure; Ownership; Subsidiaries and Investments.......................................12
   Section 3.04 Consents and Approvals...........................................................................12
   Section 3.05 Financial Statements.............................................................................13
   Section 3.06 Absence of Certain Changes or Events; No Undisclosed Material Liabilities........................13
   Section 3.07 Material Contracts...............................................................................14
   Section 3.08 Real Property; Other Assets......................................................................15
   Section 3.09 Software.........................................................................................15
   Section 3.10 Intellectual Property............................................................................16
   Section 3.11 No Infringement..................................................................................17
   Section 3.12 Litigation, etc..................................................................................17
   Section 3.13 Compliance with Applicable Laws..................................................................18
   Section 3.14 Environmental Laws...............................................................................18
   Section 3.15 Taxes............................................................................................18
   Section 3.16 Benefit Plans....................................................................................19
   Section 3.17 Labor Matters....................................................................................20
   Section 3.18 Transactions with Affiliates.....................................................................21
   Section 3.19 Absence of Certain Practices.....................................................................21
   Section 3.20 Assets Necessary for the Conduct of the Business of the Company..................................21
   Section 3.21 Insurance........................................................................................21
   Section 3.22 Product Liability................................................................................22
   Section 3.23 Outstanding Indebtedness.........................................................................22
   Section 3.24 Brokers..........................................................................................22
   Section 3.25 Completeness of Disclosure.......................................................................22

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER................................................................22
   Section 4.01 Organization, Standing and Corporate Power.......................................................22
   Section 4.02 Authority; Noncontravention......................................................................23
   Section 4.03 Consents and Approvals...........................................................................23
   Section 4.04 Broker...........................................................................................23
   Section 4.05 Litigation.......................................................................................23
   Section 4.06 Investigation by Buyer...........................................................................24

ARTICLE 5 COVENANTS OF SELLER....................................................................................24
   Section 5.01 Conduct of the Business..........................................................................24
   Section 5.02 Access to Information............................................................................27
   Section 5.03 Exclusivity......................................................................................27
   Section 5.04 Disclosure Supplements...........................................................................27

ARTICLE 6 COVENANTS OF BUYER AND SELLER..........................................................................28
   Section 6.01 Commercially Reasonable Efforts; Further Assurances..............................................28
   Section 6.02 Public Announcements.............................................................................28
   Section 6.03 Notices of Certain Events........................................................................29
   Section 6.04 Further Assurances...............................................................................29
   Section 6.05 Seller's Automobile..............................................................................29
   Section 6.06 Payment and Satisfaction of Fitzsimons Note......................................................29

ARTICLE 7 TAX MATTERS............................................................................................30
   Section 7.01 Tax Matters......................................................................................30
   Section 7.02 Transfer Taxes...................................................................................33

ARTICLE 8 EMPLOYEE MATTERS.......................................................................................33
   Section 8.01 Continuing Employment............................................................................33
   Section 8.02 Cooperation......................................................................................34

ARTICLE 9 CONDITIONS TO CLOSING..................................................................................34
   Section 9.01 Conditions to Obligations of Buyer and Seller....................................................34
   Section 9.02 Conditions to Obligation of Buyer................................................................35
   Section 9.03 Conditions to Obligation of Seller...............................................................37

ARTICLE 10 SURVIVAL; INDEMNIFICATION.............................................................................38
   Section 10.01 Survival........................................................................................38
   Section 10.02 Indemnification.................................................................................38
   Section 10.03 Procedures......................................................................................39
   Section 10.04 Calculation of Damages..........................................................................40
   Section 10.05 Dispute Resolutions.............................................................................40
   Section 10.06 Tax Treatment of Indemnification Payments.......................................................41

ARTICLE 11 TERMINATION...........................................................................................41
   Section 11.01 Grounds for Termination.........................................................................41
   Section 11.02 Effect of Termination...........................................................................42

ARTICLE 12 MISCELLANEOUS.........................................................................................42
   Section 12.01 Notices.........................................................................................42
   Section 12.02 Amendments and Waivers..........................................................................43
   Section 12.03 Expenses........................................................................................44
   Section 12.04 Successors and Assigns; Third Party Beneficiaries...............................................44
   Section 12.05 Governing Law...................................................................................44
   Section 12.06 Jurisdiction....................................................................................44
   Section 12.07 Counterparts....................................................................................45
   Section 12.08 Entire Agreement................................................................................45
   Section 12.09 Captions........................................................................................45
   Section 12.10 Severability....................................................................................45
   Section 12.11 Specific Performance............................................................................45
   Section 12.12 Guaranty........................................................................................45



                              List of Exhibits

       Exhibit      Document

          A         Form of Employment Agreement
          B         Form of Promissory Note of the Company and Guarantee of Seller

                             List of Schedules

Schedule 1.1        Knowledge
Schedule 3.06(a)    Absence of Certain Changes or Events; No Undisclosed Material Liabilities
Schedule 3.09(a)    Software
Schedule 3.09(b)    Software
Schedule 3.09(c)    Software
Schedule 3.09(d)    Software
Schedule 3.09(e)    Software
Schedule 3.09(f)    Software
Schedule 3.10(a)    Intellectual Property
Schedule 3.12       Litigation, etc.
Schedule 3.16(a)    Benefit Plans
Schedule 3.16(b)    Benefit Plans
Schedule 3.18       Transactions with Affiliates
Schedule 3.21(a)    Insurance
Schedule 3.23       Outstanding Indebtedness
Schedule 4.06       Buyer's Investigation
Schedule 5.01       Conduct of the Business
Schedule 8.01(a)    Continuing Employees in General
Schedule 8.01(c)    Severance Benefits




                             PURCHASE AGREEMENT


                  AGREEMENT, dated as of June 11, 2002, by and among QuadraMed Operating Corporation, a Delaware corporation ("Buyer"), Gregory
A. Schuenke ("Seller") and Quadramed Corporation, solely for the purposes of the guarantee set forth in Section 12.12 of this Agreement.

                           W I T N E S S E T H :

                  WHEREAS, Seller owns beneficially and of record all of the issued and outstanding capital stock of Pharmacy Data Systems, Inc., a Wisconsin corporation (the "Company"), consisting of Two Hundred (200) shares of common stock, no par value per share (the "Shares"); and

                  WHEREAS, Buyer desires to purchase, and Seller desires to sell, the Shares.

                  NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE 1

                                DEFINITIONS

                  Section 1.01 Definitions. (a) The following terms, as used herein, have the following meanings:

                  "Accounts Receivable" means all accounts, notes and loans receivable, advances, letters of credit and other rights of the Company to receive payment.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

                  "Agreement" means this Purchase Agreement.

                  "Business Day" means any day other than a Saturday, Sunday or a day on which banks in New York City are authorized or obligated by applicable law or executive order to close or are otherwise generally closed.

                  "Claim" means any lawsuit, claim, action, arbitration, proceeding (at law or in equity) or investigation.

                  "Closing Date" means the date of the Closing.

                  "Closing Statement" means an unaudited balance sheet and profit and loss statement of the Company as of May 31, 2002, it being understood that the Closing Statement is being delivered by Seller under this Agreement for determining whether or not the condition of the obligation of Buyer set forth in Section 9.02(g) hereof has been satisfied and not for any other purpose and shall have no other effect under this Agreement, including, without limitation, any effect on the representations, warranties and covenant of Seller set forth in this Agreement, other than as provided in Section 3.06( c) of this Agreement.

                  "Code" means the United States Internal Revenue Code of 1986, as amended.

                  "Confidentiality Agreement" means the Confidentiality Agreement between Buyer and Seller, dated as of August 10, 2001.

                  "Employees" means the current employees of the Company.

                  "Employment Agreement" means the employment agreement by and between Buyer and Seller substantially in the form annexed to this Agreement as Exhibit A.

                  "Environmental Laws" means any federal, state or local law relating to: (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) otherwise relating to pollution of the environment or the protection of human health.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

                  "Governmental Authority" means any national, federal, regional, state, provincial, municipal, foreign or multinational court or other governmental or regulatory authority, administrative body or government, department, board, body, tribunal, instrumentality or commission of competent jurisdiction.

                  "Guarantee" means the Guarantee of Seller of the Promissory Note substantially in the form attached hereto as Exhibit B.

                  "Hazardous Substance" means: (i) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof; (iv) radon; (v) any other contaminant; and (vi) any substance with respect to which any Governmental Authority requires environmental investigation, monitoring, reporting or remediation.

                  "Indebtedness" of any Person means, without duplication,
(a) all liabilities and obligations, contingent or otherwise, of any such
Person: (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) for the payment of money relating to a capitalized lease obligation, or (iv) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; and (b) all liabilities and obligations of others of the kind described in the preceding clause (a) and otherwise that such Person has guaranteed or which are secured by a Lien on any assets or property of such Person.

                  "Intellectual Property" means any and all (i) U.S. and foreign trademarks, service marks, trade dress, logos, trade names, brand names, corporate names, assumed names, business names, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, the "Trademarks");
(ii) Internet domain names (collectively, the "Domain Names"); (iii) U.S. and foreign patents, industrial designs, invention disclosures, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like statutory rights related to the foregoing (collectively, the "Patents"); (iv) U.S. and foreign copyrights, and all registrations and applications to register the foregoing (collectively, the "Copyrights"), (v) all categories of trade secrets as defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law, including, but not limited to, business, technical and know-how information (collectively, the "Trade Secrets"); (vi) Software (as defined below); (vii) rights of publicity and privacy relating to the use of names, likenesses, voices, signatures and biographical information of real persons; and (viii) all licenses and agreements pursuant to which the Company has acquired rights in or to any Trademarks, Domain Names, Patents, Trade Secrets, technology, know-how, rights of publicity or Copyrights, or agreements pursuant to which the Company has licensed or transferred the right to use any of the foregoing, each as owned or used by the Company.

                  "Inventory" means all inventory of the Company, including raw materials, work-in-process and finished goods (i) that was procured to fulfill an open customer order and (ii) for which the vendor or supplier has been paid by the Company but for which the Company has not invoiced its customers.

                  "Knowledge" or words of similar import means actual knowledge of each of the employees of the Company and the representatives of Seller set forth on Schedule 1.1 hereto and any information which each of such employees and representatives should have known upon execution of this Agreement and at the Closing Date if they exercised prudent business judgment in the discharge of their duties in connection with the management and operation of the Company.

                  "Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including, without limitation, any judicial or administrative order, consent, decree or judgment.

                  "Licensed Software" means all of the computer programs (including all source code and object code) licensed or otherwise made available to the Company by another Person, other than any "off-the-shelf" computer program that is so licensed under a shrink wrap, click wrap, or similar non-negotiable license.

                  "Material Adverse Change" means any one or more changes, events or occurrences which have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the applicable Person.

                  "Material Adverse Effect" with respect to any Person means a material adverse effect on (i) the ability of such Person to perform its obligations under this Agreement and the Employment Agreement or to consummate the transactions contemplated hereby or thereby or (ii) the condition (financial or otherwise), assets, liabilities (actual or contingent), results of operations, business or prospects of such Person taken as a whole; provided, however, that a Material Adverse Effect shall not include (a) conditions affecting the healthcare technology industry generally, (b) failure by the Company to meet any projections provided to Buyer with respect to revenues or expenses of the Company, or (c) any adverse change, event or effect that is cause by conditions affecting the economy of the United States generally.

                  "Owned Software" means all of the computer programs (including all source code and object code) owned by the Company, including without limitation computer programs in the development or testing phase, all related engineering specifications, program flow charts, installation and user manuals, and all know-how relating thereto.

                  "Permits" means licenses, permits, approvals, registrations, waivers, exemptions, consents, authorizations and qualifications under or from any federal, state, local or foreign laws or Governmental Authorities.

                  "Permitted Liens" means, collectively (i) Liens for Taxes or assessments which are not delinquent or are being contested in good faith by appropriate proceedings; (ii) mechanics', warehousemens', materialmens', contractors', workmens', repairmens' and carriers' liens, and other similar Liens arising in the ordinary course for obligations which are not delinquent; (iii) the ordinary course rights, if any, of third-party suppliers or other vendors having possession of equipment of the Company; and (iv) Liens which do not materially impair the current use or the value of the assets subject to such Liens.

                  "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Post-Closing Period" shall mean a Taxable period beginning after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period that is deemed to begin after the Closing Date.

                  "Pre-Closing Period" shall mean any Taxable period ending on or prior to the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period that is deemed to end on and include the Closing Date.

                  "Promissory Note" means the promissory note of the Company in favor of Buyer substantially in the form attached hereto as Exhibit B.

                  "Software" means, together, the Licensed Software and the Owned Software.

                  "Straddle Period" shall mean a Taxable period of the Company which begins before the Closing Date and ends after the Closing Date.

                  "Tangible Personal Property" means the office equipment, computer hardware, machinery, office furniture, fixed assets, other tangible assets and similar items of the Company.

                  "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, all income, gross receipts, excise, property, sales, use, occupation, transfer, license, ad valorem, gains, profits, gift, estimated, social security, unemployment, disability, premium, recapture, credit, payroll, withholding, severance, stamp, capital stock, franchise and other taxes or similar charges of any kind, imposed by any Governmental Authority, including any interest and penalties on or additions thereto.

                  "Tax Return" means any report, return or other information or document required to be supplied to a taxing authority or jurisdiction in connection with Taxes, including any amendments thereof and any schedules thereto.

                  (b) Each of the following additional terms is defined on the page set forth opposite such term:

Term                                                             Page
Allocation Schedule                                               27
Balance Sheets                                                     8
Buyer                                                              1
Buyer Indemnitees                                                 32
Buyer Plans                                                       28
Closing                                                            6
Company                                                            1
Company ERISA Plans                                               14
Company Plans                                                     14
Continuing Employees                                              28
Copyrights                                                         3
Damages                                                           33
Domain Names                                                       3
Environmental Permits                                             13
Escrow Agent                                                       7
Escrow Agreement                                                   7
Escrow Shares                                                      7
Financial Statements                                               8
Fitzsimons Note                                                   17
Fitzsimons Note Amount                                            24
GAAP                                                               8
Indemnified Party                                                 33
Indemnifying Party                                                33
Infringe                                                          12
Interim Financial Statements                                       8
IRS                                                               14
Leased Real Property                                              10
Liens                                                             10
Material Contracts                                                 9
Patents                                                            3
Permits                                                           13
Purchase Price                                                     6
QuadraMed Operating Corporation Obligations                       40
Real Property Leases                                              10
Seller                                                             1
Seller Indemnitees                                                33
Shares                                                             1
Statement                                                         25
Termination Date                                                  35
Third Party Claim                                                 33
Trade Secrets                                                      3
Trademarks                                                         3
Vehicle                                                           24
Warranty Breach                                                   33
Year End Financial Statements                                      8


                                 ARTICLE 2

                             PURCHASE AND SALE

                  Section 2.01 Purchase and Sale. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer will accept and purchase from Seller, the Shares, free and clear of all Liens.

                  (b) The aggregate purchase price (the "Purchase Price") for the Shares shall be Ten Million Seven Hundred Thousand Dollars ($10,700,000), payable in cash at the Closing.

                  Section 2.02 Time and Place of Closing. The closing (the "Closing") of the purchase and sale of the Shares shall take place at such place as Buyer and Seller shall mutually agree, as soon as reasonably practicable, but in no event later than two (2) Business Days after satisfaction or waiver of the conditions set forth in Article 9 (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to fulfillment or waiver of such conditions). At the Closing, the parties shall deliver all funds, documents and instruments required to be delivered pursuant to Article 9.

                                 ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF SELLER

                  Except as specifically set forth in the Schedules prepared and signed by Seller and delivered to Buyer simultaneously with the execution hereof, Seller represents and warrants to Buyer that all of the statements contained in this Article 3 are true and complete as of the date of this Agreement, and will also be true and complete as of the Closing Date as though made on the Closing Date. In the event of any inconsistency between statements in the body of this Agreement and statements in the Schedules (excluding exceptions expressly set forth in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement shall control.

                  Section 3.01 Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified, licensed to do business and is in good standing in the State of Wisconsin. The failure by the Company, if any, to be duly qualified or licensed to do business and to be in good standing in any other jurisdiction will not have a Material Adverse Effect on the Company.

                  Section 3.02 Authority; Noncontravention. Seller has the power and authority to enter into this Agreement and each Ancillary Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Seller, and assuming this Agreement constitutes the valid and binding obligation of Buyer, constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity. The execution and delivery of each of this Agreement and the Employment Agreement does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, (i) conflict with any of the provisions of the certificate of incorporation or bylaws of the Company, in each case as amended to the date of this Agreement, (ii) result in a violation or breach of, or constitute a default under, any contract, agreement or instrument to which Seller or the Company is a party or by which Seller or the Company or any of their respective assets are bound, or
(iii) contravene any Law applicable to Seller or the Company, which, in the case of clauses (ii) and (iii) above would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Seller or the Company.

                  Section 3.03 Capital Structure; Ownership; Subsidiaries and Investments. (a) The authorized capital stock of the Company consists solely of Two Thousand Eight Hundred (2,800) shares of common stock, no par value per share. As of the date hereof, (A) the Shares are issued and outstanding and owned beneficially and of record by Seller, and (B) Two Hundred (200) shares of common stock are held by the Company in its treasury (the "Escrow Shares") and are subject to that certain Stock Pledge and Escrow Agreement (the "Escrow Agreement"), dated as of March 3, 1997, by and between Jack Fitzsimons, the Company, Seller and Dennis Burgy as escrow agent (the "Escrow Agent"). Except as set forth in the immediately preceding sentence, as of the date hereof, no shares of capital stock or other equity securities of the Company were issued, reserved for issuance or outstanding. As of the Closing, the Escrow Shares will be duly and validly released from the Escrow Agreement and will immediately thereafter be canceled and retired in accordance with applicable law. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Neither Seller nor the Company has been or is subject to or bound by or, at or after the Closing will have or be subject to or bound by, any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment which (x) obligates the Company or Seller to issue, sell or transfer, or repurchase, redeem or otherwise acquire, any shares of the capital stock of the Company (including, without limitation, the Shares), (y) restricts the transfer of any shares of capital stock of the Company (including, without limitation, the Shares), or (z) relates to the voting of any shares of capital stock of the Company (including, without limitation, the Shares). No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders may vote are issued or outstanding.

                  (b) As of the Closing, the Shares shall constitute all of the issued and outstanding shares of capital stock of the Company and are owned of record and beneficially by Seller, free and clear of all Liens. The consummation of the purchase of the Shares by Buyer pursuant to this Agreement will convey to Buyer good and marketable title to the Shares, free and clear of all Liens, except for those arising out of ownership of the Shares by Buyer.

                  (c) There is no corporation, partnership, joint venture or other entity in which the Company directly or indirectly owns any equity or other ownership interest. There is no outstanding contractual obligation of the Company to make any investment (in the form of a loan, capital contribution or otherwise) in or to, or to guarantee the obligations of, any Person.

                  Section 3.04 Consents and Approvals. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller or the Company in connection with the execution and delivery of this Agreement and the Employment Agreement by Seller or the consummation by Seller of the transactions contemplated hereby and thereby, except for any consents, approvals, authorizations, filings or notices, the failure to make or obtain which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Seller or the Company.

                  Section 3.05 Financial Statements (a) Seller has delivered to Buyer true, complete and correct copies of the unaudited income statements, balance sheets and statements of cash flows of the Company, as of and for the years ended December 31, 2000 and 2001, reviewed by Seller's independent public accountants (the "Year End Financial Statements"), unaudited income statements and balance sheets (the "Balance Sheets") of the Company as of and for the quarter ended March 31, 2002 (the "Interim Financial Statements" and, collectively with the Year End Financial Statements, the "Financial Statements"). Except with respect to
(i) accrued vacation liabilities, (ii) accrued commission liabilities,
(iii) accrued tax liabilities and (iv) disclosures related solely to such items set forth in clauses (i), (ii) and (iii) of this Section 3.05(a), relating to operations of the Company conducted in periods up to and including the Closing Date, the Year End Financial Statements present fairly the financial condition of the Company for the periods therein specified, and have been prepared from the books and records of the Company in accordance with generally accepted accounting principles in the United States ("GAAP"), consistently applied and maintained throughout the periods indicated in accordance with the Company's past practice. The Interim Financial Statements presently fairly the financial condition of the Company for the periods therein specified, and have been prepared from the books and records of the Company on a consistent basis.

                  (b) The Inventory consists of a quality and quantity usable, saleable and marketable in the ordinary course of business within a reasonable period of time.

                  (c) All of the current Accounts Receivable have arisen only from bona fide transactions with independent third parties in the ordinary course of business consistent with past practice and are current and collectible net of a 13% allowance for bad debt. Subject to such allowance, each of the Accounts Receivable will be collected in full, without any set-off, in the ordinary course of business consistent with past practice.

                  Section 3.06 Absence of Certain Changes or Events; No Undisclosed Material Liabilities. (a) Except as specified in Schedule 3.06(a), since December 31, 2001, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been any (i) any Material Adverse Change; or (ii) any action taken which would violate the provisions of Section 5.01 of this Agreement, assuming such restrictions had been applicable from December 31, 2001 through the date hereof.

                  (b) Except as disclosed in the Balance Sheet included in the Year End Financial Statements or liabilities incurred since December 31, 2001 in the ordinary course of business consistent with past practice and of the same type and magnitude as those set forth in the Balance Sheet as of December 31, 2001, there are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, due, to become due, determined, determinable or otherwise.

                  (c) Since the date of the Closing Statement, the Company has not made any distributions or dividends of cash or property to Seller or any affiliates of Seller. Since the date of the Closing Statement, Seller has not removed or withdrawn any cash, cash equivalents, marketable securities or other capital from the Company or any of its accounts, other than the pay check issued to Seller by the Company in the ordinary course of business consistent with past practice. Since the date of the Closing Statement, the Company has not distributed any cash equivalents, marketable securities or other capital out of the Company and has made cash disbursements only in the ordinary course of business consistent with past practice.

                  Section 3.07 Material Contracts. Seller has delivered to Buyer and its representatives true, correct and complete copies of all the following written agreements (and written descriptions of all of the following oral agreements) (including all amendments, supplements and modifications thereto) to which the Company is a party or by which it or any of its assets is bound (collectively, the "Material Contracts"): (i) any agreement with any current officer or director of the Company; (ii) licensing, royalty or other agreements pursuant to which the Company licenses other Persons to use the Software or the other Intellectual Property and pursuant to which other Persons license the Company to use the Licensed Software; (iii) any agreement (A) for the sale of any of the assets of the Company, other than agreements entered into in the ordinary course of business or (B) for the grant to any Person of any preferential rights to purchase any of such assets; (iv) any agreement relating to mortgaging, pledging or otherwise placing a Lien, except for Permitted Liens, on any assets of the Company; (v) any agreement that restricts the Company from competing in any line of business or with any Person in any geographical area or which restricts any other Person from competing with the Company in any line of business or in any geographical area; (vi) any agreement that restricts the Company from disclosing any information concerning or obtained from any other Person or that restricts any other Person from disclosing any information concerning or obtained from the Company; (vii) any agreement with respect to the investing of funds and indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes and any other agreement relating to the borrowing of money; (viii) any real property lease or lease for personal property under which the Company is either lessor or lessee that involves annual payments or receipts of more than $50,000; (ix) employment, consulting, termination or severance agreements, collective bargaining agreements, or pension, profit-sharing, incentive compensation, deferred compensation, stock purchase, stock option, group insurance, termination pay, severance pay or retirement plans, arrangements or agreements; (x) any government agreement or other agreement that involves an annual payment to or by the Company of more than $50,000; (xi) any agreement relating to the distribution, marketing or sales of the Company's products; (xii) any agreement under which the Company has agreed to indemnify or guarantee the obligations of any Person (except agreements with customers of the Company entered into in the ordinary course of business) with liability that could reasonably be likely to exceed $50,000; (xiii) any agreement that is not terminable without penalty on sixty (60) days or fewer days' notice; and (xiv) all other agreements, arrangements or instruments entered into outside of the ordinary course of business or that are material to the Company. All of the Material Contracts are in full force and effect and are the legal, valid and binding obligation of the Company and, to Seller's Knowledge, of the other party thereto, enforceable against the Company and such third party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Company is not in breach or default in any material respect under any Material Contract nor, to Seller's Knowledge, is any other party to any Material Contract in breach or default thereunder in any material respect. No Material Contract requires the consent or approval of any other party thereto in connection with any of the transactions contemplated by this Agreement or the Employment Agreement.

                  Section 3.08 Real Property; Other Assets. (a) The Company does not own any real property.

                  (b) Seller has heretofore made available to Buyer true, correct and complete copies of all leases, subleases and other agreements (the "Real Property Leases") under which the Company uses or occupies or has the right to use or occupy, now or in the future, any real property or facility (the "Leased Real Property"), including all modifications, amendments and supplements thereto. (A) The Company has a valid and subsisting leasehold interest in each parcel of Leased Real Property free and clear of all pledges, claims, liens, charges, mortgages, conditional sale or title retention agreements, hypothecations, collateral assignments, security interests, easements and other encumbrances of any kind or nature whatsoever ("Liens"), except for Permitted Liens, and each Real Property Lease is in full force and effect, (B) all rent and other sums and charges payable by the Company as tenant thereunder are current, (C) no termination event or condition or uncured default of a material nature on the part of the Company or, to Seller's Knowledge, the landlord, exists under any Real Property Lease, (D) the Company is the sole undisputed lessee of each Leased Real Property, is in actual possession thereof and is entitled to quiet enjoyment thereof in accordance with the terms of the applicable Real Property Lease, except for one hundred (100) square feet of the Company's headquarters which is subleased to the Vision of Hope Ministries, (E) the Company has not received notice of any condemnation, expropriation or other proceeding in eminent domain pending, proposed or threatened with respect to any of the Leased Real Property, and (F) no zoning, health, building, land use or similar law, code, ordinance, order or regulation has been, or to Seller's Knowledge, will be violated by the continued use and operation of the Leased Real Property in the conduct of the Company's business as presently conducted.

                  (c) The Tangible Personal Property consists of property in good working condition and of a quality and quantity usable, saleable and marketable in the ordinary course of business.

                  Section 3.09 Software. (a) Schedule 3.09(a) sets forth under the caption "Owned Software" a true, correct and complete list of all the Owned Software and under the caption "Licensed Software" a true, correct and complete list of all of the Licensed Software.

                  (b) Except as specified in Schedule 3.09(b), the Company has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to sell, license, lease, transfer, use or otherwise exploit, all versions and releases of the Owned Software and all intellectual property therein, free and clear of all Liens. The Company is in actual possession of (i) the source code and object code for each computer program included in the Owned Software, and (ii) the object code and, to the extent required for the effective use of the Software as currently used in the Company's business or as offered or represented to the Company's business customers or potential customers, the source code, for each computer program included in the Licensed Software. The Company is in possession of all other documentation (including without limitation, with respect to the Owned Software only, all related engineering specifications, program flow charts, installation and user manuals) and know-how required for the effective use of the Software as currently used in the Company's business or as offered or represented to the Company's customers or potential customers. The Company has such ownership of the Owned Software and such rights by license or otherwise to use the Licensed Software as are used and necessary to conduct the Company's business as now conducted, and as are used in the development, marketing, licensing, sale or support of the products and the services presently offered by the Company. Except as specified in Schedule 3.09(b), no Person other than the Company has any right or interest of any kind or nature in or with respect to the Owned Software or any portion thereof or any rights to sell, license, lease, transfer, use or otherwise exploit the Owned Software or any portion thereof.

                  (c) Schedule 3.09(c) sets forth a true, correct and complete list, by computer program, of (i) all Persons other than the Company that have been provided with the source code or have a right to be provided with the source code (including any such right that may arise after the occurrence of any specified event or circumstance, either with or without the giving of notice or passage of time or both) for any of the Owned Software, and (ii) all source code escrow agreements relating to any of the Owned Software (setting forth as to any such escrow agreement the source code subject thereto and the names of the escrow agent and all other Persons who are actual or potential beneficiaries of such escrow agreement), and identifies with specificity all agreements and arrangements pursuant to which the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby would entitle any third party or parties to receive possession of the source code for any of the Owned Software or any related technical documentation. Except as specified in Schedule 3.09(c), no Person (other than the Company) is in possession of, or has or has had access to, any source code for any computer program included in the Owned Software.

                  (d) Except as specified in Schedule 3.09(d), none of the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by the Company, or any of its successors or assigns of any version or release of any computer program included in the Software obligates or will obligate the Company or any of its successors or assigns to pay any royalty, fee or other compensation to any other Person.

                  (e) Except as specified in Schedule 3.09(e), the Company does not market and has not marketed, and has not supported and is not obligated to support, any Licensed Software.

                  (f) Except as specified in Schedule 3.09(f), no agreement, license or other arrangement pertaining to any of the Software (including without limitation any development, distribution, marketing, user or maintenance agreement, license or arrangement) to which the Company is a party will terminate or become terminable by any party thereto as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

                  Section 3.10 Intellectual Property. (a) Schedule 3.10(a) sets forth a true, correct and complete list of all Intellectual Property other than Software.

                  (b) The Intellectual Property includes all of the intellectual property rights owned or licensed by the Company that are used or reasonably necessary to conduct the Company's business as it is now conducted, and includes all of the intellectual property rights owned or licensed by the Company that are used in the development, marketing, licensing or support of the Software. Except as specified in Schedule 3.10(b), (i) the Company has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to use, the Intellectual Property free and clear of all Liens and (ii) no Person other than the Company has any right or interest of any kind or nature in or with respect to the Intellectual Property or any portion thereof or any rights to use, market or exploit the Intellectual Property or any portion thereof.

                  (c) No current or former director, officer, or employee of the Company (or any predecessor in interest of the Company) will, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the Intellectual Property owned by the Company.

                  (d) The Company takes commercially reasonable measures to protect the confidentiality of its material trade secrets, know-how or other confidential information. Seller has delivered to Buyer all written non-disclosure agreements between the Company and its key Employees as set forth on Schedule 8.01(a) having access to confidential information.

                  Section 3.11 No Infringement. (a) To Seller's Knowledge, neither the existence nor the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by the Company, or any of its successors or assigns of any Software or other Intellectual Property, as such Software or other Intellectual Property, as the case may be, is or was, or is currently contemplated to be, sold, licensed, leased, transferred, used or otherwise exploited by such Persons, does, did or will (i) infringe, whether directly, by inducement, contributory, vicariously or otherwise ("Infringe"), any patent, trademark, copyright or other intellectual property right of any other Person, (ii) constitute a misuse or misappropriation of any trade secret, know-how, process, proprietary information or other right of any other Person, or
(iii) entitle any other Person to any interest therein, or right to compensation from the Company, or any of its successors or assigns, by reason thereof. The Company has not received any complaint, assertion, threat or allegation or otherwise has notice of any Claim involving either matters of the type contemplated by the immediately preceding sentence or otherwise challenging the ownership, use, validity or enforceability of any Intellectual Property, nor is the Company aware of any facts or circumstances that could reasonably be expected to give rise to any such Claim. There are no restrictions on the ability of the Company, or any of its successors or assigns to sell, license, lease, transfer, use, reproduce, distribute, modify or otherwise exploit any Software or other Intellectual Property.

                  (b) To Seller's Knowledge there has been no Infringement, misappropriation or other violation of any Software or other Intellectual Property, and no Claim has been brought by the Company against any third party.

                  Section 3.12 Litigation, etc. Except as specified on
Schedule 3.12, (i) there is no Claim pending or, to Seller's Knowledge, threatened against or affecting the Company by or before any court or other Governmental Authority, and (ii) the Company is not subject to any outstanding order, writ, judgment, injunction, decree or arbitration order or award that, in any such case described in clauses (i) and (ii), has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. There are no Claims pending or, to Seller's Knowledge, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement or the Employment Agreement.

                  Section 3.13 Compliance with Applicable Laws. All federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for the Company to own, lease or operate its properties and assets and to carry on its business as now conducted have been obtained or made, and there has occurred no breach or default under any such Permit, except for the failure to have any Permits or any breaches or defaults under Permits which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has complied, and will continue to comply in a timely manner and in all material respects, with all applicable statutes, laws, ordinances, rules, regulations, judgments, decrees, orders, writs and injunctions of any Governmental Authority.

                  Section 3.14 Environmental Laws. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company: (i) the Company has not violated and is not in violation of any Environmental Law; (ii) to Seller's Knowledge, none of the Leased Real Property (including without limitation soils and surface and ground waters) is contaminated with any Hazardous Substance in quantities which require investigation or remediation under Environmental Laws; (iii) the Company is not liable for any off-site contamination; (iv) the Company has no liability or remediation obligation under any Environmental Law; (v) no assets of the Company are subject to pending or threatened Liens under any Environmental Law; (vi) the Company has all Permits required under any Environmental Law ("Environmental Permits"); and (vii) the Company is in compliance with its Environmental Permits.

                  Section 3.15 Taxes. (a) The Company has (i) timely filed (or there have been timely filed on the Company's behalf) all material Tax Returns, required to be filed by or for it in respect of any Taxes and all such Tax Returns are true, correct and complete in all material respects
(ii) paid all Taxes shown to be due on such Tax Returns, (iii) established reserves that are reflected in the Financial Statements and that as so reflected are adequate for the payment of all Taxes payable by the Company not yet due and payable, and (iv) timely withheld and paid over to the proper taxing authorities all Taxes and other amounts required to be so withheld and paid over.

                  (b) The Company has not (i) executed or entered into with the Internal Revenue Service (the "IRS") or any other taxing authority any agreement or other document that continues in force and effect beyond the Closing Date and that extends or has the effect of extending the period for assessments or collection of any Taxes, (ii) executed or entered into with the IRS or any other taxing authority any closing agreement or other similar agreement (nor has the Company received any ruling, technical advice memorandum or similar determination) affecting the determination of Taxes required to be shown on any Tax Return not yet filed, (iii) requested any extension of time to be granted to file after the Closing Date any Tax Return required by applicable law to be filed by it, or (iv) executed or filed any power of attorney with respect to Taxes, which power of attorney will remain in effect beyond the Closing Date.

                  (c) There is no Tax audit, examination, Claim or deficiency proposed, pending or threatened in writing against the Company which, if adversely determined, would result in a Tax Lien on any asset of the Company or would require Buyer to be liable for any Taxes.

                  (d) The Company obtains from its customers exemption numbers related to all sales to customers on which sales Tax was not collected. All purchases on which sales or use Tax were not paid were properly exempt from such Taxes.

                  (e) Seller is not a foreign person within the meaning of
Section 1445 of the Code.

                  (f) Since July 1988, the Company has always been properly treated as an S corporation under Section 1361 of the Code and any applicable provisions of state and local law.

                  Section 3.16 Benefit Plans. (a) Schedule 3.16(a) sets forth a correct and complete list of all the employee benefit plans (as that phrase is defined in Section 3(3) of ERISA) maintained or contributed to (or to which the Company has any obligation to contribute) for the benefit of any current or former employee, officer or director of the Company or any of their Affiliates (the "Company ERISA Plans") and any other benefit or compensation plan, program or arrangement maintained or contributed to (or to which the Company has any obligation) for the benefit of any current or former employee, officer or director of the Company (the Company ERISA Plans and such other plans being referred to as the "Company Plans"). Seller has furnished or made available to Buyer and its representatives a correct and complete copy of, as applicable, (i) every document pursuant to which each Company Plan is established or operated (including trust agreements, insurance certificates and any summary plan descriptions), (ii) a written description of any Company Plan for which there is no written document, (iii) the three most recent annual reports, financial statements and actuarial valuations with respect to each Company Plan and (iv) the most recent IRS determination letter received with respect to each Company ERISA Plan.

                  (b) None of the Company ERISA Plans is a "multiemployer plan" within the meaning of ERISA or a plan that is subject to Title IV of ERISA.

                  (c) None of the Company Plans promises or provides post-retirement health benefits or post-retirement life insurance benefits to any Person, except as required by Code Section 4980B (COBRA).

                  (d) None of the Company Plans or any individual employment or severance agreement provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement.

                  (e) The Company does not have an obligation to adopt, and is not considering the adoption of, any new benefit or compensation plan, program or arrangement or, except as required by law, the amendment of an existing Company Plan.

                  (f) Each Company ERISA Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Company ERISA Plan.

                  (g) Each Company Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable law, including, without limitation, ERISA and the Code.

                  (h) The Company has not incurred any direct or indirect liability under ERISA or the Code in connection with the termination of, withdrawal from or failure to fund, any Company ERISA Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such liability.

                  (i) Neither the Company nor any fiduciary or service provider with respect to any Company ERISA Plan has engaged in a transaction with respect to any Company ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

                  (j) There are no pending or, to the Knowledge of Seller, threatened claims by or on behalf of any Company Plan, by any Employee or beneficiary covered under a Company Plan, or otherwise involving any Company Plan (other than routine claims for benefits).

                  (k) All contributions required to be made under the terms of any Company Plan have been timely made when due.

                  Section 3.17 Labor Matters. (a) The Company is not a party to any employment, labor or collective bargaining agreement, and there are no employment, labor or collective bargaining agreements which pertain to employees of the Company.

                  (b) No employees of the Company are represented by any labor organization and, to Seller's Knowledge, no labor organization or group of employees of the Company has made a pending demand for recognition or certification. There are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and, to Seller's Knowledge, there are no organizing activities involving the Company pending with any labor organization or group of employees of the Company.

                  (c) There are no (i) unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of the Company, or (ii) complaints, charges or Claims against the Company pending, or threatened in writing to be brought or filed, with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company.

                  Section 3.18 Transactions with Affiliates. Schedule 3.18 sets forth a complete and correct list as of the date hereof of all agreements, arrangements and transactions between any shareholder or any employee, officer or director of the Company or any of their relatives, on the one hand, and the Company, on the other hand, other than any at-will employment arrangements (which are not pursuant to written contract or agreement) and any arrangement pursuant to any Company Plan.

                  Section 3.19 Absence of Certain Practices. Neither the Company nor any director or officer or, to Seller's Knowledge, employee of the Company, has (1) paid, offered or promised to pay, or authorized the payment, directly or indirectly, through any other Person, any monies or anything of value to any Person employed by or acting for or on behalf of any Person, whether private or governmental, or any government official or employee of any political party or candidate for political office, in each case for the purpose of illegally inducing or rewarding any action by any official favorable to the Company, or (ii) taken any other act that, if taken by a Person subject to United States law, would violate Section 30A of the Securities and Exchange Act of 1934. Neither the Company nor any director or officer nor, to Seller's Knowledge, any employee of the Company, or any Person acting on its behalf has accepted or received any unlawful contributions, payments, gifts or expenditures.

                  Section 3.20 Assets Necessary for the Conduct of the Business of the Company. The Company has good, valid and marketable title to all of its properties and assets (real, personal and mixed, tangible and intangible) necessary to permit the Company to conduct its businesses and operations as currently conducted. None of the Company's properties or assets (real, personal and mixed, tangible and intangible) are subject to any Liens except for Permitted Liens.

                  Section 3.21 Insurance. (a) Schedule 3.21(a) contains a complete and correct description of all policies of property, fire and casualty, product liability, workers' compensation and other forms of insurance owned or held by the Company or its Affiliates. The coverage provided under such insurance policies is reasonable in scope and amount in light of the risks attendant to the operations and activities of the Company. As of the date of this Agreement, Seller is not aware of any incurrence or incident that could reasonably be expected to give rise to a claim for insurance by the Company or any Affiliate of the Company under any "claims made" insurance policy covering the Company that has not been reported to the primary carrier (and, if applicable, excess carrier) issuing any such policy.

                  (b) The Company and its Affiliates have paid all premiums due, and have otherwise performed all of their respective obligations, under the insurance policies of the Company listed on Schedule 3.21(a). Neither the Company nor any of its Affiliates has received any notice of cancellation or any other indication that any insurance policy listed on
Schedule 3.21(a) is no longer in full force and effect or will not be renewed or that the issuer of any such policy is not willing or able to perform its obligations thereunder.

                  Section 3.22 Product Liability. There are not presently pending, or, to the Knowledge of Seller, threatened any civil, criminal or administrative actions, proceedings, suits, demands, Claims, hearings, notices of violation or demand letters relating to any alleged material hazard or alleged material defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product designed, manufactured, distributed or sold by or on behalf of the Company.

                  Section 3.23 Outstanding Indebtedness. (a) Except as set forth on Schedule 3.23, the Company does not have any outstanding
Indebtedness.

                  (b) As of the date hereof, the outstanding principal balance of the promissory note of the Company in favor of Jack Fitzsimons dated March 3, 1997 is $381,714.52 (the "Fitzsimons Note"). The Company is not, and has never been, in default under the Fitzsimons Note. Upon payment of the Fitzsimons Note Amount (as defined in Section 6.06 hereof) the Fitzsimons note shall be retired and canceled and no amounts shall remain, outstanding or due and owing thereunder.

                  Section 3.24 Brokers. Except for Coibion & Associates, Inc., whose fee for financial advisory services shall be paid by Seller, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller or the Company.

                  Section 3.25 Completeness of Disclosure. Seller has not failed to disclose to Buyer any facts material to the business, results of operations, assets, liabilities, financial condition or prospects of the Company. No representation or warranty by Seller contained in this Agreement and no statement contained in any document (including, without limitation, the Financial Statements and the Schedules), certificate, or other writing furnished or to be furnished by Seller to Buyer or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated herein, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                 ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to Seller that all of the statements contained in this Article 4 are true and complete as of the date of this Agreement, and will be true and complete as of the Closing Date as though made on the Closing Date.

                  Section 4.01 Organization, Standing and Corporate Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Buyer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and to be in good standing would not have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement and the Employment Agreement or consummate the transactions contemplated hereby or thereby.

                  Section 4.02 Authority; Noncontravention. Buyer has the requisite corporate power and authority to enter into this Agreement and the Employment Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of this Agreement and the Employment Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or the Employment Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and, assuming this Agreement constitutes a valid and binding obligation of Seller, constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity. The execution and delivery of each of this Agreement and the Employment Agreement does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not (i) conflict with any of the provisions of the certificate of incorporation or bylaws of Buyer, in each case as amended to the date of this Agreement, (ii) result in a violation or breach of, or constitute a default under, any contract, agreement or instrument to which Buyer is a party, or (iii) contravene any Law applicable to Buyer which, in the case of clauses (ii) and (iii) above, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Buyer to perform its obligations under this Agreement and the Employment Agreement or consummate the transactions contemplated hereby and thereby.

                  Section 4.03 Consents and Approvals. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of each of this Agreement and the Employment Agreement by Buyer or the consummation by Buyer, as the case may be, of any of the transactions contemplated hereby, except for any consents, approvals, authorizations, filings or notices the failure of which to make or obtain which could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Buyer to perform its obligations under each of this Agreement and the Employment Agreement or consummate the transactions contemplated hereby and thereby.

                  Section 4.04 Broker. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer.

                  Section 4.05 Litigation. There are no Claims pending or, to Buyer's knowledge, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement or the Employment Agreement.

                  Section 4.06 Investigation by Buyer.(a) Buyer has conducted its own independent review and analysis of the Company and acknowledges that Buyer has been provided access to the key management, properties, premises and records of the Company for such purpose.

                  (b) Buyer acknowledges that during such review and analysis and in the documents provided to Buyer from Seller during such review and analysis delivered and referenced herein, that Company has described plans for enhancements, fixes and upgrades to the Owned Software and plans to rewrite the Owned Software using the same development tools as used for the Company's pcMar and POE software products. Buyer further acknowledges receipt of the following: (i) documents referenced in the April 26, 2002 letter from Betsy Reach of Reach & Schwaiger, Ltd., Certified Public Accountants, which documents were sent from Seller to Buyer during Buyer's due diligence; (ii) documents referenced in the May 15, 2002 letter from Betsy Reach of Reach & Schwaiger, Ltd., Certified Public Accountants, which documents were sent from Seller to Buyer during Buyer's due diligence; (iii) response time transaction accounts which were sent via e-mail from Gregory A. Schuenke to Dean Souleles, Chief Technology Officer for Buyer on May 22, 2002; and (iv) customer contracts described in the index which was attached to the May 23, 2002 letter from Dennis M. Burgy, Esq. to Richard Goldfien, Vice President, Finance, for Buyer. Copies of the documents referred to in paragraphs (i) through (iv) of this subsection with attached indices are attached to this Agreement as Schedule
4.06. Notwithstanding the foregoing, the acknowledgments set forth in this
Section 4.06(b) shall have no effect on Seller's representations and warranties contained in Article 3 of this Agreement.

                                 ARTICLE 5

                            COVENANTS OF SELLER

                  Seller agrees that:

                  Section 5.01 Conduct of the Business. From the date hereof until the Closing Date, except as contemplated by this Agreement, Seller shall cause the Company to, and the Company shall, act and carry on its business only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use reasonable efforts to preserve intact its current business organizations, keep available the services of its current key officers and Employees and preserve the goodwill of those engaged in material business relationships with the Company. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except as disclosed on Schedule 5.01, the Company will not, and Seller will not permit the Company or its Affiliates, to:

                  (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its outstanding capital stock, (ii) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (iii) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares;

                  (b) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities;

                  (c) make any material change in the conduct of the business of the Company or enter into any transaction or commitment involving in excess of $50,000 individually, or $100,000 in the aggregate, binding on the Company;

                  (d) mortgage, lease, sublease, license, pledge or subject to any Lien (except for Permitted Liens) any of the assets of the Company;

                  (e) sell, transfer or otherwise dispose of any of the assets of the Company, except for Inventory sold in the ordinary course of business, or acquire any assets or rights, except in the ordinary course of business consistent with past practice;

                  (f) (i) purchase, lease, or otherwise acquire any assets or make any capital expenditures or commitments therefor involving the expenditure of more than $50,000 or (ii) merge or consolidate with, purchase all or any substantial part of the assets of, or otherwise acquire any Person;

                  (g) incur or assume any long-term liabilities or Indebtedness or, except for current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with past practice, incur or assume any short-term liabilities or Indebtedness; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations (absolute, accrued, contingent or otherwise) of any Person; or make any loans, advances or capital contributions to, or investments in, any Person;

                  (h) amend in any material respect or terminate any Material Contract, or make or enter into any new contract or lease, except in the ordinary course of business consistent with past practice;

                  (i) engage in any transaction with any Employee or officer or director of the Company or any Affiliate of the Company outside the ordinary course of business consistent with past practice;

                  (j) fail to keep in full force and effect present insurance policies or other comparable insurance coverages;

                  (k) change any of the accounting principles of the Company unless required by GAAP or applicable Law;

                  (l) transfer or grant any rights or licenses under, or enter into any settlement regarding the breach or infringement of, any Intellectual Property, or modify any existing rights with respect thereto or enter into any licensing or similar agreements or arrangements, except in the ordinary course of business consistent with past practice;

                  (m) make any increase in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any Employee or officer or director of the Company, except as required under any Company Plan in effect as of the date hereof;

                  (n) adopt, enter into, or amend (except as required to comply with applicable Laws) any employment, collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, vacation, severance, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of any Employee or officer or director of the Company (whether or not legally binding) or enter into or amend any existing consulting agreement or arrangement;

                  (o) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization;

                  (p) settle or agree to settle any litigation, action or proceeding other than settlements of any case involving amounts not in excess of $50,000;

                  (q) pay, discharge or satisfy any claims or liabilities (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business and consistent with past practice of claims or liabilities reflected or reserved against in the Financial Statements or incurred thereafter in the ordinary course of business and consistent with past practice;

                  (r) enter into any agreement, understanding or commitment that restrains, limits or impedes the Company's ability to compete with or conduct any business or line of business;

                  (s) plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of Employees;

                  (t) make any material change in the selling, distribution, advertising, terms of sale or collection practices (including any practices, programs or allowances involving rebates or discounts) from those planned or budgeted, or enter into any practices, programs or long-term allowances (including any practices, programs or allowances including rebates or discounts) not previously used during the past twelve months;

                  (u) amend the certificate of incorporation, by-laws or other organizational documents of the Company;

                  (v) with respect to the Company, settle or compromise any Tax liability, agree to any adjustment of any Tax attribute or make, revoke or change any election with respect to Taxes, surrender any right to claim a refund of Taxes or consent to any extension or waiver of the statute of limitation period applicable to any Taxes, Tax Return or tax claim, file any amended Tax Return or enter into any closing agreement with respect to Taxes;

                  (w) knowingly take any action which would cause a breach of any representation set forth in Article 3 hereof; and

                  (x) take, or agree in writing or otherwise to take, any of the foregoing actions.

                  Section 5.02 Access to Information. From the date hereof until the Closing Date, Seller shall cause the Company to (i) give, and cause each of its Affiliates to give, Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, employees, agents, representatives, properties, facilities, books and records of the Company, (ii) furnish, and cause each of its Affiliates to furnish, to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information of the Company as such Persons may reasonably request, and (iii) instruct the Employees, counsel and financial advisors of the Company and their Affiliates to cooperate with Buyer in its reasonable investigation of the Company. Any investigation pursuant to this Section
5.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company. Seller shall keep Buyer generally informed as to the affairs of the Company.

                  Section 5.03 Exclusivity. Recognizing that Buyer 's investigations of the Company and its businesses, and the negotiation and drafting of this Agreement and related documents and instruments to be executed by Buyer in connection herewith, have to date required and will continue to require Buyer to expend significant time, effort and money, and to induce Buyer to execute and deliver this Agreement and proceed with the transactions contemplated hereby, Seller shall not, and shall not permit the Company or any of its Affiliates, directors, officers, partners, Employees, representatives, advisors, or agents to, encourage any offers from, solicit, encourage, initiate, respond to (other than by a bare statement, without further detail or explanation, that such Person is not permitted to respond) or continue any discussions with, engage in discussions or negotiations with or provide any information to, or enter into any agreements or understandings with, any Person, other than Buyer, its Affiliates and their respective representatives and agents, concerning any merger, consolidation, issuance or sale or exchange of shares of capital stock of the Company, transfer or disposition of any assets of the Company (other than Inventory in the ordinary course of business consistent with past practice or the Vehicle pursuant to Section 6.05) or similar transaction involving or affecting the ownership of the Company or any of its assets or shares of capital stock.

                  Section 5.04 Disclosure Supplements. From time to time prior to the Closing, Seller shall promptly supplement or amend the Schedules with respect to any matter, condition or occurrence hereafter arising which, if existing at, or occurring prior to or on, the date of this Agreement, would have been required to be set forth or described in the Schedules. No supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect on Buyer's indemnification rights provided for in Article 10 hereof, or have any effect for the purpose of determining the satisfaction of the conditions set forth in Article 9 hereof or the compliance by Seller with any covenant set forth herein.

                                 ARTICLE 6

                       COVENANTS OF BUYER AND SELLER

                  Buyer and Seller agree that:

                  Section 6.01 Commercially Reasonable Efforts; Further Assurances. (a) Subject to the terms and conditions of this Agreement, Buyer and Seller will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other to do, all things necessary or desirable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable.

                  (b) Seller and Buyer shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from any third parties, in connection with the consummation of the transactions contemplated by this Agreement. Seller and Buyer agree to take all commercially reasonable actions necessary to obtain any requisite actions, approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party or Governmental Authority. If required, each party shall as promptly as possible, in cooperation with the other, but at its own expense, file any reports or notifications or furnish information and pay any fees that may be required to be paid by it under applicable law.

                  (c) Prior to the Closing, each party shall promptly consult with other parties hereto with respect to, provide any necessary information with respect to, and provide other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Authority or any information supplied by such party to a Governmental Authority in connection with this Agreement and the transactions contemplated hereby. Each party hereto shall promptly provide the other parties with copies of any written communication received by such party from any Governmental Authority regarding this Agreement or any of the transactions contemplated hereby.

                  Section 6.02 Public Announcements. Neither Seller nor Buyer will issue, or permit any of their Affiliates to issue, any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other (which consent shall not be unreasonably withheld), except as may be required by applicable Law or stock exchange or NASDAQ regulation. Notwithstanding anything in this Section 6.02 to the contrary, Seller and Buyer will, to the extent reasonably practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statement with respect to this Agreement and the transactions contemplated hereby if required by applicable law or stock exchange regulation.

                  Section 6.03 Notices of Certain Events. From the date hereof until the Closing Date, Seller and Buyer shall, promptly after becoming aware of the following, notify the other of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement;

                  (b) any notice or other communication from any Governmental Authority in connection with any of the transactions contemplated by this Agreement; and

                  (c) any Claims commenced relating to Seller, the Company or any of their respective Affiliates, or Buyer that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.11 and 3.12.

                  Section 6.04 Further Assurances. At any time after the Closing Date, Seller and Buyer shall promptly execute, acknowledge and deliver any other assurances, documents, instruments or conveyances reasonably requested by Seller or Buyer, as the case may be, or necessary for Seller or Buyer, as the case may be, to satisfy their respective obligations hereunder or obtain the benefits contemplated hereby.

                  Section 6.05 Seller's Automobile. Buyer and Seller acknowledge that as of the date hereof, the Company owns and makes car loan payments with respect to one 2001 Lexus RX 300 (the "Vehicle") which Seller uses. Buyer and Seller agree that Buyer and Seller will cooperate to cause all of the Company's right, title and interest in the Vehicle to be transferred to Seller as promptly as practicable following the Closing. As of the Closing, Seller shall be personally responsible for and assume the Company's obligation to make car loan payments and Seller shall thereafter make the car loan payments directly to the relevant financing company. Seller shall execute appropriate and reasonable guarantees in favor of the Company to reflect Seller's obligations pursuant to this Section 6.05.

                  Section 6.06 Payment and Satisfaction of Fitzsimons Note.(a) Immediately prior to the Closing, Buyer shall loan the Company and deposit with the Company, by wire transfer of immediately available funds to an account of the Company designated by Seller at least two (2) Business Days prior to the Closing Date, an amount equal to the outstanding principal balance plus any accrued interest of the Fitzsimons Note as set forth in Section 3.23(b) hereof (the "Fitzsimons Note Amount"). Concurrently with the receipt of the Fitzsimons Note Amount, Seller shall cause the Company, and the Company shall, execute and deliver to Buyer the Promissory Note and Seller shall execute and deliver to Buyer the Guarantee.

                  (b) Immediately upon receipt of the Fitzsimons Note Amount and execution and delivery of the Promissory Note and the Guarantee, Seller shall cause the Company, and the Company shall, pay to Jack Fitzsimons, by wire transfer of immediately available funds, the Fitzsimons Note Amount. Immediately following such payment, the Escrow Agent shall release the Escrow Shares from the Escrow Agreement and deliver them to the Company. Immediately upon receipt of the Escrow Shares, the Company shall adopt any and all necessary resolutions to cancel and retire such the Escrow Shares and Seller, on behalf of the Company, shall mark such shares as canceled and retired.

                                 ARTICLE 7

                                TAX MATTERS

                  Section 7.01 Tax Matters. (a) Seller will file, or cause to be filed when due, all Tax Returns of the Company that are required to be filed by or with respect to the Company for taxable years or periods ending on or before the Closing Date. Buyer shall file, or cause to be filed, those Tax Returns of the Company that are required to be filed by or with respect to the Company for taxable years or periods ending after the Closing Date. All Tax Returns with respect to Pre-Closing Periods shall be made in accordance with law in all material respects. Seller shall provide Buyer with a pro forma copy of each Tax Return with respect to a Pre-Closing Period not later than thirty (30) days prior to its due date (including all extensions thereto) and Buyer shall review and give comments, if any, on said Tax Return to Seller not later than fifteen (15) days before the due date of such Tax Return. Seller will ensure that the Tax Returns with respect to the Pre-Closing Period shall be filed subsequent to Seller providing such Tax Returns to the Company.

                  (b) Seller shall indemnify, pay and hold harmless the Company, its affiliates and Buyer for all Taxes of, or imposed on or with respect to, the Company for Pre-Closing Periods and Seller's share of any Taxes for any Straddle Period as determined pursuant to Section 7.01(c) below. Buyer will pay, or will cause to be paid, all Taxes of the Company for all Post-Closing Periods and Buyer's share of any Taxes for any Straddle Period as determined pursuant to Section 7.01(c) below.

                  (c) Buyer will prepare and file, or cause to be prepared and filed, all Tax Returns required to be filed by the Company for Straddle Periods. Buyer will notify Seller of Buyer's calculation of Seller's share of the Taxes of the Company for any Straddle Period and provide to Seller a copy of the Tax Return and the calculation of the split of the Tax liability for the Straddle Period between Buyer and Seller (the "Statement") no later than thirty (30) days before the due date for filing such Tax Return. In the case of a Straddle Period, Taxes for the entire taxable period shall be allocated to a deemed Pre-Closing Period using an interim-closing-of-the-books method assuming that the deemed Pre-Closing Period ended as of the close of business on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a per diem basis, real property taxes shall be allocated in accordance with Section 164(d) of the Code, and allowable tax deductions attributable to payments made by the Company which amounts are allocable to Seller shall be allocated to the Pre-Closing Period. Buyer and Seller will attempt to resolve in good faith any disagreement arising out of any Straddle Period Tax Return and/or the Statement. If any such dispute is not resolved, the matter will be resolved in accordance with Section 7.01(k).

                  (d) Buyer will promptly notify Seller in writing upon receipt of notice of any pending or threatened federal, state, local, or foreign Tax audits or assessments of the Company related to a Pre-Closing Period or Straddle Period. Seller will promptly notify Buyer in writing upon receipt by Seller of notice of any pending or threatened federal, state, local, or foreign Tax audits or assessments from any Tax authority which may affect the Tax liabilities of the Company.

                  (e) If, after the Closing Date, the Company receives any refund of Taxes attributable to the Pre-Closing period of the Company for which Seller is responsible under this Agreement and which is not recognized as an asset in the closing balance sheet of the Company as of 12:01 a.m. on the Closing Date, the Company shall promptly transfer the amount of such refund (net of any expenses incurred by Buyer or the Company in obtaining such refund) to Seller. If, after the Closing Date, Seller receives any refund of Taxes attributable to the Company for which Seller is not responsible under this Agreement, Seller shall promptly transfer the amount of such refund (net of any expenses incurred by Seller in obtaining such refund) to the Company. The Company shall equitably apportion any refund or credit with respect to Taxes for any Straddle Period in accordance with the principles of this Section 7.01.

                  (f) After the Closing Date, Seller, the Company and Buyer will cooperate fully, and will cause their respective Affiliates to cooperate fully, and will provide assistance as may reasonably be requested, and cause their respective Affiliates to provide assistance as may reasonably be requested, in connection with the preparation of any Tax Return, the conduct of any audit or the defense of any litigation or other proceeding with respect to any Tax liability of the Company for any period prior to or including the Closing Date, and shall retain, or shall cause to be retained, for the appropriate period any records or information that may be relevant to any such Tax Return or audit. However, the Company shall have sole control over the conduct of any audit or the defense of any litigation or other proceeding with respect to any Tax liability for the Pre-Closing or Straddle Periods for which Seller does not indemnify Buyer.

                  (g) Seller and Buyer will provide Seller, Buyer and the Company, as the case may be, with the right, at reasonable times and upon reasonable notice, to have access to, and to copy and use, any records or information in their possession or in the possession of any of their agents or affiliates which may be relevant for the taxable period for which the requesting party is charged with payment responsibility for Taxes under this Agreement in connection with the preparation of any Tax Returns, the conduct of any audits, the defense of any litigation by any Tax authority, the filing of any claim for a refund of Tax or allowance of any Tax credit, or any judicial or administrative proceedings relating to liability for Taxes. Without limiting anything to the contrary, Seller shall (A) retain all books and records, to the extent such books and records are in their possession or in the possession of any of their agents or Affiliates, with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and to the extent notified by Buyer including any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority and (B) give Buyer reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Buyer so requests, Seller shall allow Buyer to take possession of such books and records.

                  (h) Prior to the Closing: (i) Seller shall cause the Company to not revoke the Company's election to be taxed as an S corporation within the meaning of Code sections 1361 and 1362; and (ii) Seller will not, and will not permit the Company to, take or allow any action to be taken that would result in the termination of the Company's status as an S corporation within the meaning of Code section 1361.

                  (i) Seller and Buyer shall make a joint election for the Company under Section 338(h)(10) of the Code and under any comparable provisions of state or local law with respect to the purchase of the Shares. At Closing, Seller and Buyer shall mutually execute and complete copies of IRS Form 8023 and any similar state or local forms. If any changes are required in these forms as a result of information that is first available after such forms are prepared, the parties will promptly agree on such changes.

                  (j) Within sixty (60) days after the Closing Date, Buyer shall (i) draft a schedule (the "Allocation Schedule") determining the "Aggregate Deemed Sales Price" and the "Adjusted Grossed Up Basis" (each as defined under applicable Treasury Regulations) and allocating the Aggregate Deemed Sales Price and the Adjusted Grossed Up Basis among the assets of the Company in accordance with Section 338 of the Code and the applicable Treasury Regulations, and (ii) deliver such Allocation Schedule to Seller. The Allocation Schedule shall be reasonable and shall be prepared in good faith. Each of Buyer and Seller (upon Seller's consent to the Allocation Schedule, which consent shall not be unreasonably withheld or delayed) shall report the transactions contemplated hereby and file all Tax Returns in accordance with the Allocation Schedule and shall not take any position inconsistent therewith.

                  (k) If the Company, Buyer or Seller disagrees as to any matters governed by this Section 7.01 of this Agreement, the Company, Buyer and Seller will promptly consult with each other in an effort to resolve any such dispute. Any amounts not in dispute will be paid promptly, and any amount payable upon the resolution of a dispute will be paid to a bank account designated by the payee. If any such disagreement cannot be resolved within ten (10) days after the Company, Buyer or Seller asserts in writing that such dispute cannot be resolved, Seller, the Company and Buyer will jointly select an independent accounting firm to act as an arbitrator to resolve the disagreement. If Seller, the Company and Buyer are unable to agree within five (5) days on the choice of the independent accounting firm to be appointed, each shall select an independent accounting firm and such appointees shall be instructed to agree, within five (5) days of their selection, on an independent accounting firm to act as the arbitrator. The appointed independent accounting firm's determination will be final and binding upon the parties and any fees and expenses relating to the engagement of the independent accounting firm will be shared equally by the Company and Seller.

                  (l) Provided that an election is properly made under
Section 338(h)(10) of the Code and each comparable provision of state or local law with respect to the purchase of the Shares, Buyer shall indemnify Seller, on an after-Tax basis, from and against the excess, if any, of (i) the amount of income and franchise taxes required to be paid by Seller or the Company with respect to the purchase of the Shares with such election having been made over (ii) the amount of income and franchise taxes that Seller or the Company would have been required to pay with respect to the purchase of the Shares had such election not been made.

                  (m) Notwithstanding any other provision of this Agreement to the contrary, including Section 7.01(l) hereof, Seller shall be liable for and shall pay all Taxes imposed on or with respect to the Company resulting from the Company's change from the cash to accrual accounting method effective January 1, 2000. Seller shall pay such Taxes contemporaneously with the payment of Taxes due by Seller for any Pre-Closing Period pursuant to Section 7.01(b) of this Agreement.

                  (n) To the extent permitted by the Code and the regulations thereunder, the amount of any research tax credit under Section 41 of the Code will be allocated to the tax year of the Company that ends on the Closing Date.

                  Section 7.02 Transfer Taxes. Notwithstanding any other provision of this Agreement to the contrary, Seller shall be liable for and shall pay (a) all transfer (including real property transfer taxes, and documentary Taxes) and fees imposed with respect to instruments of conveyance in the transactions contemplated hereby and (b) all sales, use, gains (including state and local transfer gains taxes), excise and other transfer or similar Taxes incurred in connection with the transactions contemplated by this Agreement. Buyer or Seller, as the case may be, shall execute and deliver to the other at the Closing any certificates or other documents as the other may reasonably request to perfect any proper exemption from any such transfer, documentary, sales, gains, excise or use Tax or otherwise comply with applicable reporting requirements with respect to such Taxes.

                                 ARTICLE 8

                              EMPLOYEE MATTERS

                  Section 8.01 Continuing Employment. (a) Continuing Employees in General. In accordance with the operation of law, the Company shall continue to employ the Employees as of the Closing Date; provided, however, that nothing to the contrary contained herein shall limit the ability of Buyer to (i) terminate the employment of any Continuing Employee (as defined below) following the Closing Date and (ii) provide the Continuing Employees with terms and conditions of employment that are determined by Buyer in its sole discretion, except as expressly provided herein. Buyer agrees that, following the Closing Date, it shall communicate bonus potential and make stock option grants, in accordance with the terms and conditions of the Buyer's stock option programs, to the key Employees of the Company listed on Schedule 8.01(a), in consultation with the Chief Executive Officer of the Company. Those Employees, including key Employees, who remain employed by the Company as of the Closing Date shall be referred to herein as the "Continuing Employees," and the parties hereto intend that there shall be continuity of employment following the Closing with respect to all Continuing Employees.

                  (b) Post-Closing Employee Benefits. Following the Closing Date, Continuing Employees shall be eligible to participate in the employee benefit plans and all policies and employee fringe benefit programs, including vacation and sick day policies, maintained by Buyer from time to time (together "Buyer Plans") in accordance with the terms and conditions of such Buyer Plans as generally applicable to Buyer's similarly situated employees; provided, however, that in no event shall Buyer be obligated to provide any stock option plan or other equity participation for the Continuing Employees. Each Buyer Plan shall credit the Continuing Employees for all periods of service that are recognized in the analogous plans of the Company to the extent permitted under the terms of the applicable Buyer Plans as of the date hereof, provided that such crediting of service shall not be given for benefit accrual purposes under any Buyer Plan that is a defined benefit plan. Continuing Employees also shall be given credit for any deductible or co-payment amounts paid in respect of the 2002 calendar year, to the extent that, following the Closing Date, they participate in any Buyer Plan for which deductibles or co-payments are required. Buyer also shall cause each Buyer Plan to waive any preexisting condition restriction or waiting period limitation which would otherwise be applicable to a Continuing Employee on or after the Closing Date to the extent that such Continuing Employee had satisfied any similar restriction or limitation under an analogous Seller plan prior to the Closing Date.

                  (c) Severance Benefits. During the 12-month period following the Closing Date, Buyer shall, or shall cause the Company to, provide the Continuing Employees with the severance benefits provided under the severance plan in effect for the Employees as of the date hereof, as disclosed on Schedule 8.01(c).

                  (d) Treatment of Vacation. With respect to the 2002 calendar year, the Continuing Employees shall be provided with the amount of vacation time that they would have accrued during such calendar year, given their length of service and position, under the vacation policy maintained by the Company as of the date hereof. Beginning in calendar year 2003 and thereafter, the Continuing Employees shall accrue vacation time under the vacation policy maintained by Buyer, in accordance with each Continuing Employees' length of service and position; it being understood that (i) no Continuing Employee shall have more than four (4) weeks of vacation as an employee of Buyer; and (ii) no Continuing Employee with three (3) or four (4) weeks of vacation with the Company shall have less vacation as an employee of Buyer. For purposes of this Section 8.01(d), each Continuing Employee's length of service shall be determined in accordance with Section 8.01(b) above.

                  Section 8.02 Cooperation. Seller shall cooperate with Buyer as necessary to implement the covenants set forth is this Article 8, including, without limitation, providing reasonable access to the Employees and supervisory personnel prior to the Closing Date and providing information regarding the salary and incentive opportunity applicable to each Employee at Buyer's request.

                                 ARTICLE 9

                           CONDITIONS TO CLOSING

                  Section 9.01 Conditions to Obligations of Buyer and Seller. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction (or waiver by Buyer and Seller (subject to applicable Law)) of the following conditions:

                  (a) No provision of any applicable Law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing; and

                  (b) There shall not be pending any material Claim by a Governmental Authority of competent jurisdiction seeking to prohibit the consummation of the Closing.

                  Section 9.02 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction (or waiver by Buyer (subject to applicable Law)) of the following further conditions:

                  (a) The representations and warranties of Seller contained in this Agreement which are not qualified by "materiality", "Material Adverse Effect" or "Material Adverse Change" shall be true and accurate in all material respects, and the representations and warranties that are qualified by "materiality", "Material Adverse Effect" or "Material Adverse Change" shall be true and accurate in all respects, in each case when made and as of the Closing Date and Seller shall have performed and complied in all material respects with all obligations, agreements or covenants required by this Agreement to be performed and complied with by them prior to the Closing.

                  (b) There shall not have occurred any Material Adverse Change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Material Adverse Change), with respect to the Company.

                  (c) There shall not be pending or threatened any Claim seeking to restrain or prohibit the execution of this Agreement or seeking to obtain from Buyer or Seller or any of their respective Affiliates in connection with this Agreement any material damages, or seeking any other relief that, following the execution hereof, would materially limit or restrict the ability of Buyer to own the Shares and continue to conduct the business of the Company as now conducted.

                  (d) No provision of any applicable Law and no judgment, injunction, order or decree shall restrict Buyer's ownership of the Shares or control of the Company.

                  (e) There shall not be pending any material litigation brought by a Governmental Authority of competent jurisdiction seeking to
(i) require Buyer to hold the Company separate, (ii) restrict Buyer's control of the Company or (iii) require Buyer to divest any asset or business in connection with the acquisition of the Company.

                  (f) Seller shall have delivered to Buyer a certificate to the effect that the conditions set forth in Sections 9.02(a) and 9.02(b) shall have been satisfied. No exceptions taken in such certificate will modify Seller's representations, warranties, covenants or arrangements made or deemed to be made hereunder or have any effect for purposes of Buyer's closing conditions or indemnity rights under this Agreement.

                  (g) Seller shall have delivered to Buyer the Closing Statement and the financial condition of the Company as reflected on the Closing Statement, shall be, in the reasonable judgment of Buyer, materially the same or better than the financial condition of the Company as reflected in the Year End Financial Statements.

                  (h) Seller shall have delivered to Buyer certificates representing all of the Shares, accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer and appropriate signature guarantees, with all necessary transfer tax and other revenue stamps affixed thereto.

                  (i) Seller shall have delivered to Buyer a certificate of the President of the Company certifying the certificate of incorporation and by-laws and all amendments thereto of the Company.

                  (j) Seller shall have delivered to Buyer a certificate certifying the existence and good standing of the Company issued by the Secretary of State of the State of Wisconsin as of a recent date.

                  (k) Seller shall have duly executed and delivered to Buyer the Employment Agreement.

                  (l) Seller shall have obtained and delivered to Buyer, in form and substance satisfactory to Buyer, all consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Authority or any other Person attached hereto, required to be obtained or made prior to the Closing in connection with the execution, delivery and performance of this Agreement.

                  (m) Buyer shall have received written opinions of Kirkpatrick & Lockhart LLP and O'Brien, Anderson, Burgy, Garbowicz & Brown LLP, counsel to Seller, dated as of the Closing Date, in form and substance satisfactory to Buyer, covering matters that are customary for opinions of legal counsel for Seller in transactions similar to the transactions contemplated hereby.

                  (n) Seller shall have delivered to Buyer resignations dated the Closing Date from directors and officers of the Company as requested in writing by Buyer prior to the Closing Date.

                  (o) Seller shall have delivered to Buyer the stock books, stock ledgers, minute books and corporate seals of the Company.

                  (p) If Seller is transferring an interest in U.S. real property (as defined in the Code and the U.S. Treasury Regulations), Seller shall have delivered a certificate substantially in the form set forth in
Section 1.1445-2(b)(2)(iii) of the U.S. Treasury Regulations.

                  (q) The Escrow Agent shall have delivered to Buyer a written certificate to the effect that the Escrow shares have been duly and validly released from the Escrow Agreement pursuant to Section 6(a) of the Escrow Agreement.

                  (r) The Fitzsimons Note shall have been paid in full in accordance with Section 6.06 hereof and Seller shall have caused to be delivered to Buyer a written acknowledgment, duly executed by Jack Fitzsimons, reflecting the payment in full of the Fitzsimons Note Amount to Jack Fitzsimons.

                  (s) Seller shall have delivered to Buyer copies of resolutions which cancel and retire the Escrow Shares.

                  (t) Seller shall have delivered to Buyer the Promissory Note duly executed by the Company.

                  (u) Seller shall have duly executed and delivered to Buyer the Guarantee.

                  (v) Seller shall have delivered to Buyer all such other certificates, documents and instruments as Buyer shall reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

                  Section 9.03 Conditions to Obligation of Seller. The obligation of Seller to consummate the Closing is subject to the satisfaction (or waiver by Seller (subject to applicable Law)) of the following further conditions:

                  (a) The representations and warranties of Buyer contained in this Agreement which are not qualified by "materiality", "material adverse effect" or "Material Adverse Change" shall be true and accurate in all material respects, and the representations and warranties that are qualified by "materiality", "material adverse effect " or "Material Adverse Change" shall be true and accurate in all respects, in each case when made and as of the Closing Date and Buyer shall have performed or complied in all material respects with any obligation, agreement or covenant required by the Agreement to be performed or complied with by Buyer prior to the Closing.

                  (b) Buyer shall have delivered to Seller a certificate executed by a duly authorized officer thereof to the effect that the conditions set forth in Section 9.03(a) have been satisfied.

                  (c) Buyer shall have delivered to Seller the Purchase Price in immediately available funds by wire transfer to the account designated to Buyer by Seller in advance not later than three (3) Business Days prior to the Closing Date.

                  (d) Buyer shall have delivered to Seller a certificate of the Secretary of Buyer certifying the certificate of incorporation and by-laws and all amendments thereto of Buyer.

                  (e) Buyer shall have delivered to Seller a certificate certifying the existence and good standing of Buyer issued by the Secretary of State of the state of Delaware as of a recent date.

                  (f) Buyer shall have duly executed and delivered to Seller the Employment Agreement.

                  (g) Buyer shall have delivered to Seller all such other certificates, documents and instruments as Seller shall reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

                                ARTICLE 10

                         SURVIVAL; INDEMNIFICATION

                  Section 10.01 Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive until two years after the Closing Date; provided that (i) the representations and warranties contained in Sections 3.03 and
3.14 shall survive indefinitely, and (ii) the representations and warranties contained in Sections 3.15 and 3.16 shall survive until their applicable statutes of limitations have expired. The covenants and agreements of the parties contained in this Agreement shall survive the Closing until such time as such covenants or agreements shall terminate or expire in accordance with their respective terms. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence with respect to the specific claim, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

                  Section 10.02 Indemnification. (a) Subject to the other provisions of this Article 10, Seller hereby agrees to indemnify Buyer and its Affiliates and their respective officers, directors, managers, employees, Affiliates, agents, advisors and representatives (Buyer and such other entities and Persons are hereinafter collectively referred to as "Buyer Indemnitees"), against and agrees to hold each of them harmless from any and all judgments, fines, Claims, costs, damages, losses, penalties, lost profits, consequential damages, punitive damages, liabilities and expenses (including, without limitation, expenses of investigation or remediation, consulting or engineering fees and expenses and attorneys' fees and expenses) of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated ("Damages") incurred or suffered by any Buyer Indemnitees resulting from or arising out of (i) any misrepresentation or breach of representation or warranty (each such misrepresentation and breach, a "Warranty Breach") by Seller, (ii) any breach of covenant or agreement made or to be performed by Seller pursuant to this Agreement; provided that with respect to indemnification by Seller for any Warranty Breach pursuant to this Section 10.02 other than those contained in Sections 3.03, 3.14, 3.15 and 3.16, (A) Seller shall not be liable unless the aggregate amount of Damages with respect to such Warranty Breaches exceeds $250,000 and then Seller shall be liable only to the extent of such excess and (B) in the absence of fraud on the part of Seller, Seller's maximum liability for all such Warranty Breaches shall not exceed the Purchase Price. For the purpose of determining whether any Warranty Breach has occurred with respect to a claim for indemnification or for the purposes of measuring Damages with respect to any Warranty Breach, such representations and warranties shall be deemed to have been made without any materiality, Material Adverse Effect or Material Adverse Change qualifications contained therein.

                  (b) Subject to the other provisions of this Article 10, Buyer hereby agrees to indemnify Seller and its Affiliates and their respective officers, directors, managers, employees, Affiliates, agents, advisors and representatives (Seller and such other entities and Persons are hereinafter collectively referred to as "Seller Indemnitees"), against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Seller Indemnitees resulting from or arising out of (i) any Warranty Breach by Buyer, or (ii) except with respect to a breach of
Section 7.01(l), any breach of covenant or agreement made or to be performed by Buyer pursuant to this Agreement; provided that with respect to indemnification by Buyer for any Warranty Breach pursuant to this
Section 10.02, (A) Buyer shall not be liable unless the aggregate amount of Damages with respect to such Warranty Breaches exceeds $250,000 and then Buyer shall be liable only to the extent of such excess and (B) Buyer's aggregate maximum liability for all such Warranty Breaches shall not exceed the Purchase Price. For the purpose of determining whether any Warranty Breach has occurred with respect to a claim for indemnification or for the purposes of measuring Damages with respect to any Warranty Breach, such representations and warranties shall be deemed to have been made without any materiality, material adverse effect or material adverse change qualifications contained therein.

                  Section 10.03 Procedures. (a) The party seeking indemnification under Section 10.02 (the "Indemnified Party") agrees to give reasonably prompt written notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion or commencement of any Claim in respect of which indemnity may be sought under Section 10.02 and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The parties hereby acknowledge and agree that the failure by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that (i) such failure results in a failure of actual notice to the Indemnifying Party and (ii) such Indemnifying Party is materially prejudiced as a result of such failure to give notice.

                  (b) The Indemnifying Party shall be entitled to participate in the defense of, investigation of, or corrective action required to be undertaken in response to, any Claim asserted by a third party, including any Governmental Authority ("Third Party Claim") and, subject to the limitations set forth in this Section 10.03 or Section 10.04, shall be entitled to control and appoint lead counsel for such defense, in each case at its expense.

                  (c) If the Indemnifying Party shall assume the control and cost of the defense of any Third Party Claim in accordance with the provisions of this Section 10.03 or Section 10.04, (i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim if the settlement does not provide for the unconditional written release of the Indemnified Party from any and all liabilities and obligations with respect to such Third Party Claim or if the settlement imposes any form of relief other than monetary against the Indemnified Party for which the Indemnified Party receives indemnification hereunder and (ii) the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the ability of Buyer to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld.

                  (d) Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim (including any counterclaims filed by Seller or Buyer) and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. This cooperation shall be provided without cost or expense of the other party other than reimbursement of out-of-pocket travel or similar expenses subject to the provisions of Section 10.02.

                  Each Indemnified Party shall use reasonable efforts to collect any amounts available under insurance coverage, or from any other Person alleged to be responsible, for any Damages payable under Section 10.02.

                  Section 10.04 Calculation of Damages. The amount of any Damages payable under Section 10.02 by the Indemnifying Party shall be net of any amounts actually recovered by the Indemnified Party under applicable insurance policies (but any such offset for amounts so recovered shall be reduced by the present value of any insurance policy increases to Indemnified Party relating thereto), from any other third party with indemnification obligations or from any other Person alleged to be responsible therefor. If the Indemnified Party receives any amounts under applicable insurance policies, from any other third party with indemnification obligations or from any other Person alleged to be responsible for any Damages, subsequent to an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount actually received by the Indemnified Party (but any such offset for amounts so recovered shall be reduced by the present value of any insurance policy increases to Indemnified Party relating thereto) and net of any expenses incurred by such Indemnified Party in collecting such amount.

                  Section 10.05 Dispute Resolutions. If the parties cannot resolve any claim for indemnification within 30 days after the notification of such claim pursuant to Section 10.03, excluding any Third Party Claim, the parties agree to settle such claim by arbitration in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association, as modified herein. The place of arbitration shall be Wilmington, Delaware. There shall be three neutral and impartial arbitrators and each arbitrator shall be a duly admitted and practicing attorney with at least 10 years experience as an attorney in the field of commercial law. Seller, on the one hand, and Buyer, on the other hand, shall each appoint one arbitrator within 15 days after the commencement of the arbitration and the two arbitrators selected shall select the third arbitrator within 15 days of their appointment. The arbitrators shall permit and facilitate such pre-hearing discovery and exchange of documents and information to which the parties in writing agree or that the arbitrators determine is relevant to the dispute between the parties and is appropriate taking into account the needs of the parties and desirability of making discovery expeditious and cost-effective. Any discovery permitted hereunder shall be completed within 45 days from the date on which the respondent(s) communicates its or their answer(s) to the claimant(s). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss. 1-16. Judgment upon the award of the arbitrators may be entered in any court of competent jurisdiction. The decision of the arbitrators shall be binding and nonappealable.

                  Section 10.06 Tax Treatment of Indemnification Payments. Any indemnification payment made pursuant to Article 7 or this Article 10 shall be treated as an adjustment to the Purchase Price for Tax purposes.

                                ARTICLE 11

                                TERMINATION

                  Section 11.01 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement of Seller and Buyer;

                  (b) by either Seller or Buyer if the Closing shall not have been consummated on or before June 30, 2002 (the "Termination Date"); provided, however, that the terminating party may not exercise this right if it or any of its Affiliates is in breach of its obligations under this Agreement;

                  (c) by either Seller or Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction, or any Governmental Authority shall have adopted any applicable state, federal or foreign law permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby.

                  (d) by Seller, so long as Seller is not then in breach of its obligations under this Agreement, upon a breach of any covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have been or become untrue, in each case such that the conditions set forth in Section 9.03(a) would not be satisfied; provided, however, that if any such breach is curable prior to the Termination Date by Buyer through the use of its reasonable best efforts, for so long as Buyer, following written notice with respect to such breach from Seller, shall be using its reasonable best efforts to cure such breach, Seller may not terminate this Agreement pursuant to this
Section 11.01(d); or

                  (e) by Buyer, so long as Buyer is not then in breach of its obligations under this Agreement, upon a breach of any covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have been or become untrue, in each case such that the conditions set forth in Section 9.02(a) would not be satisfied; provided, however, that if any such breach is curable prior to the Termination Date by Seller through the use of his reasonable best efforts, for so long as Seller, following written notice with respect to such breach from Buyer, shall be using his reasonable best efforts to cure such breach, Buyer may not terminate this Agreement pursuant to this
Section 11.01(e).

                  The party desiring to terminate this Agreement pursuant to clauses 11.01(b), 11.01(c), 11.01(d) or 11.01(e) shall give notice of such termination to the other party. If this Agreement is terminated as provided herein: (i) upon written request therefor, Buyer will redeliver to Seller all documents, work papers and other material of Seller or the Company relating to the transactions contemplated hereby, whether obtained before or after the execution hereof; and (ii) all filings, applications and other submissions made shall, to the extent practicable, be withdrawn from the agency or other Person to which made.

                  Section 11.02 Effect of Termination. If this Agreement is terminated as permitted by Section 11.01, such termination shall be without liability of either party (or any stockholder, director, officer, employee, Affiliate, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the (i) failure of either Buyer or Seller to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant or agreement of this Agreement or (iii) breach by either Buyer or Seller hereto of any representation or warranty contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. In the event of the termination of this Agreement in accordance with Section 11.01, this Agreement shall thereafter become void and have no effect, except for the obligations of the parties hereto contained in Section 6.02, this Section 11.02 and Section 12.03.

                                ARTICLE 12

                               MISCELLANEOUS

                  Section 12.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given (i) by personal delivery to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), (ii) by reliable overnight courier service (with confirmation) to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), or (iii) by facsimile transmission (with confirmation) to the appropriate facsimile number set forth below (or at such other facsimile number for the party as shall have been previously specified in writing to the other party) with follow-up copy by reliable overnight courier service the next Business Day:

                  if to Buyer, to:

                           QuadraMed Corporation
                           22 Pelican Way
                           San Rafael, CA  94901
                           Attention:  Mark N. Thomas
                                       Chief Financial Officer
                           Fax:  (415) 455-1463

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, NY 10036-6522
                           Attention:  Paul T. Schnell
                           Fax:  (212) 735-2000

                  if to Seller, to:

                           Gregory A. Schuenke
                           1700 Galli Drive
                           Eagle River, WI 54521
                           E-mail:  gschuenke@aol.com

                           with a copy to:

                           O'Brien, Anderson, Burgy, Garbowicz & Brown LLP Arbutus Court, Post Office Box 639
                           Eagle River, WI 54521
                           Attention: Dennis M. Burgy
                           Fax: (715) 479-3021

                           and

                           Kirkpatrick & Lockhart LLP
                           1800 Massachusetts Avenue, N.W.
                           Washington, D.C. 20036-1800
                           Attention:  Alan J. Berkeley
                           Fax: (202) 778-9100

                  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

                  Section 12.02 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Seller and Buyer, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  Section 12.03 Expenses. Except as otherwise provided in
Section 11.02 hereof, all costs and expenses incurred in connection with this Agreement, the Employment Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such cost or expense, except that Seller shall pay all costs and expenses incurred by Seller or the Company in connection with this Agreement, the Employment Agreement and the transactions contemplated hereby and thereby, other than the fees and expenses of Reach & Schwaiger, Ltd. incurred by the Company prior to the Closing Date which shall be paid by the Company.

                  Section 12.04 Successors and Assigns; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that Seller and Buyer, respectively, may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party, except that Buyer may assign its right and delegate its duties under this Agreement in whole or in part to one or more of its Affiliates but no such assignment shall relieve Buyer of its obligations hereunder. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

                  Section 12.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts or choice of laws or any other law that would make the laws of any other jurisdiction other than the State of Delaware applicable hereto.

                  Section 12.06 Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to Section 10.6 herein, each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the Delaware Courts and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. Any judgment upon any final award under this Agreement may be entered in any court of competent jurisdiction.

                  Section 12.07 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  Section 12.08 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto), and the documents, agreements, certificates, and instruments referred to herein and therein, and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. The Confidentiality Agreement shall remain in full force and effect after the execution hereof.

                  Section 12.09 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                  Section 12.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be illegal, invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 12.11 Specific Performance. Seller and Buyer acknowledge and agree that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. Therefore, each party hereto agrees to the granting of specific performance of this Agreement and injunctive or other equitable relief in favor of the other party as a remedy for any such breach without proof of actual damages. Seller and Buyer (a) hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and any requirement to establish actual damages or secure or post any bond in connection with any such remedy and
(b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with this Section 12.11. The remedy provided for in this Section 12.11 shall not be deemed to be the exclusive remedy for a party's breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the other party.

                  Section 12.12 Guaranty. QuadraMed Corporation hereby unconditionally and irrevocably guarantees to Seller the full and timely payment, performance and observance of all of the terms, covenants and conditions, whether monetary or non-monetary, to be paid, performed and observed by Buyer under each and every provision of this Agreement (collectively, the "QuadraMed Operating Corporation Obligations"). This Guaranty is an absolute, present, continuing, unlimited and unconditional guaranty and undertaking of payment, performance and observance of all the QuadraMed Operating Corporation Obligations, and, without limitation, is in no way conditioned or contingent upon any effort or attempt by Seller first to seek performance or payment from QuadraMed Operating Corporation.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                            QUADRAMED OPERATING CORPORATION


                                            By: /s/ Michael H. Lanza
                                                --------------------------------
                                                Name:   Michael H. Lanza
                                                Title:  Executive Vice President


                                            QUADRAMED CORPORATION


                                            By: /s/ Lawrence P. English
                                                --------------------------------
                                                Name:   Lawrence P. English
                                                Title:  Chairman & Chief
                                                          Executive Officer


                                            GREGORY A. SCHUENKE

                                            /s/ Gregory A. Schuenke
                                            ------------------------------------










                                EXHIBIT 99.1


                                                      QUADRAMED CORPORATION
                                                                     (Logo)

FOR IMMEDIATE RELEASE                    CONTACT:
                                         Mark N. Thomas, 415/482-2270 (CFO)
                                         Michael H. Lanza, 415/482-2270 (EVP)

                  QUADRAMED ACQUIRES PHARMACY DATA SYSTEMS

             --Deal Integrates Two KLAS Award Winning Systems--

San Rafael, California, June 12, 2002 - QuadraMed Corporation (Nasdaq:
QMDC) announced today that it has acquired all of the stock of Pharmacy Data Systems, Inc., (PDS), a widely recognized leader in advanced pharmacy, nursing, and physician information systems, for approximately $10.7 million in cash. PDS's operations and employees will be integrated immediately into QuadraMed and will form the core of the newly created Affinity Pharmacy Division.

"The acquisition of PDS is a key component of QuadraMed's growth strategy. We have been evaluating pharmacy systems for some time. With PDS, we have found a pharmacy system that enables us to immediately augment QuadraMed Affinity's clinical capabilities and, particularly, our new Computerized Physician Order Entry product. Further, PDS's client base strengthens our market position. The transaction will be immediately accretive on a cash basis by $0.01 per share in 2002," said Lawrence P. English, Chairman and CEO.

"With PDS's operations and our existing clinical care management products, QuadraMed Affinity software can administer the entire medication management process from ordering through dispensing. We are very excited about the integration of our Affinity product that has won the KLAS award in Acute Care Registration, Scheduling, and Patient Accounting with the Best in KLAS pharmacy product," continued English.

Pharmacy Data Systems, Inc., develops and installs advanced pharmacy, nursing, and physician information systems designed to reduce medication errors, control costs, and improve patient care. PDS has consistently won praise from industry groups for its pharmacy system, most recently ranking number one in the KLAS customer rating survey. Headquartered in Eagle River, Wisconsin, PDS has installed more than 235 systems, nationally and internationally.

                              About QuadraMed

QuadraMed is dedicated to developing information technology and providing consulting services that help healthcare professionals deliver outstanding patient care with optimum efficiency. Offering real-world solutions for every aspect of acute care information management, QuadraMed has four main product lines: Affinity(R) Healthcare Information System, Quantim(R) Health Information Management Software and Services, Complysource(R) Compliance Solutions, and Chancellor(TM) Financial Products and Services. Behind our products and services are nearly 1000 professionals whose healthcare experience has earned QuadraMed the trust and loyalty of its many customers. To find out more about QuadraMed, visit www.quadramed.com.

                                   (more)

              Risks Associated With Forward-Looking Statements

Forward-looking statements that are subject to risks and uncertainties are made in this press release. These statements are based on the beliefs and assumptions of QuadraMed's management. Forward-looking statements include information concerning possible or assumed actions, events, or results of QuadraMed's operations. These statements are not guarantees of performance. Accordingly, QuadraMed and its management claim safe-harbor for all forward-looking statements under the Private Securities Litigation Reform Act of 1995.

For a listing of risks and uncertainties that could cause QuadraMed's actual results to differ from these forward-looking statements, investors should refer to QuadraMed's annual report (Form 10K) and subsequent filings (Form 10Q) filed with the U.S. Securities and Exchange Commission. These filings can be accessed through the Investor Relations section of QuadraMed's website, www.quadramed.com. They also may be accessed through the EDGAR Database section of the U.S. Securities and Exchange Commission website, www.sec.gov. QuadraMed's EDGAR Central Index Key Number is 0001018833.


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QuadraMed, Affinity, Quantim, and Complysource are registered trademarks of
QuadraMed Corporation. Chancellor is a trademark of QuadraMed Corporation. All other trademarks and registered trademarks are the properties of their respective holders.



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